Exhibit 4.3














                 TWENTY-FIRST SUPPLEMENTAL INDENTURE


















This instrument was drafted by
and should be returned to:

Leslie P. Recht                         COUNTERPART NO. ___________
Defrees & Fiske
200 S. Michigan Avenue
Suite 1100
Chicago, Illinois 60604-2480
(312) 372-4000

                 INTERSTATE POWER AND LIGHT COMPANY
         (successor-in-interest to Interstate Power Company)

                                 TO

                         JPMORGAN CHASE BANK
                 (formerly The Chase Manhattan Bank)
(successor-in-interest to The Chase Manhattan Bank (National Association))

                                 AND

                          JAMES P.  FREEMAN

                             As Trustees

                      ________________________


                            TWENTY-FIRST
                       SUPPLEMENTAL INDENTURE


                    Dated as of December 31, 2001


      Providing for the merger of Interstate Power Company, a Delaware corporation, with and into IES Utilities Inc., an Iowa corporation, with IES Utilities Inc. being the surviving corporation of such merger under its name changed thereby to Interstate Power and Light Company.

                               PARTIES
                               -------

      TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of December 31, 2001, made by and between INTERSTATE POWER AND LIGHT COMPANY (formerly IES Utilities Inc. ("IES")), a corporation organized and existing under the laws of the State of Iowa, with its principal office at 200 First Street, S.E., in Cedar Rapids, Linn County, Iowa 52401 (hereinafter called "IP&L"), party of the first part, and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, a New York banking corporation duly organized and existing under the laws of the United States of America (successor to the Original Corporate Trustee, The Chase National Bank of the City of New York, a national banking association organized under the laws of the United States of America, and to The Chase Manhattan Bank, a banking corporation organized under the laws of the State of New York, and to The Chase Manhattan Bank (National Association), a national banking association organized under the laws of the United States of America, its successors), whose post-office address is 450 West 33rd Street, 15th Floor, New York, New York 10001 (hereinafter sometimes called the "Successor Corporate Trustee"), and James P. Freeman (Successor to the Original Co-Trustee, Carl E. Buckley, and to Arthur F. Henning, C.F. Ruge, J.A. Payne, and C.J. Heinzelmann, his duly appointed successor), whose post-office address is 450 West 33rd Street, 15th Floor, New York, New York 10001 (hereinafter sometimes called the "Successor Co-Trustee"), as Trustees under the Indenture dated as of January 1, 1948, hereinafter mentioned, parties of the second part (the Successor Corporate Trustee, or the Original Corporate Trustee, and the Successor Co-Trustee, his predecessors or the Original Co-Trustee being hereinafter together sometimes called the "Trustees");

      WHEREAS, INTERSTATE POWER COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), has heretofore executed and delivered to the Trustees, its Indenture (hereinafter sometimes called the "Original Indenture"), dated as of January 1, 1948, and has entered into Supplemental Indentures supplemental to the Original Indenture numbered First through Twentieth; and

      WHEREAS, on the 31st day of March, 1955, The Chase National Bank of the City of New York merged into the President and Directors of The Manhattan Company (commonly known as "Bank of Manhattan Company") under the name of The Chase Manhattan Bank as a corporation organized and existing under and by virtue of the laws of the State of New York; and

      WHEREAS, as of the date hereof the Company no longer has any utility subsidiaries, all of the capital stock of Interstate Power Company of Wisconsin, a former Wisconsin corporation, and of East Dubuque Electric Company, a former Illinois corporation, having been released from the lien of the Indenture, as supplemented, November 23, 1953 and September 23, 1955, respectively; and

      WHEREAS, in accordance with the terms of the Original Indenture, a Fifth Supplemental Indenture, dated as of September 30, 1955, supplemental to the Original Indenture, has heretofore been entered into between the Company and the Trustees for the purpose of conveying to the Trustees certain additional property of the Company located in the Counties of Henry, Jo Daviess and Whiteside, in the State of Illinois; and

      WHEREAS, in accordance with the terms of the Original Indenture, effective on January 1, 1956, Carl E. Buckley, the Original Co-Trustee under the Original Indenture, resigned as such Co-Trustee and Arthur F. Henning was appointed, and accepted appointment, as his successor under said Original Indenture, as supplemented; and

      WHEREAS, in accordance with the terms of the Original Indenture, effective on May 1, 1965, Arthur F. Henning, the first Successor Co-Trustee under the Original Indenture, resigned as such Co-Trustee and C.F. Ruge was appointed, and accepted appointment, as Successor Co-Trustee under said Original Indenture, as supplemented; and

      WHEREAS, The Chase Manhattan Bank on September 23, 1965, converted to a national banking association under the name of The Chase Manhattan Bank (National Association); and

      WHEREAS,  C.F.  Ruge  resigned as  Co-Trustee  under said  Indenture,  as
supplemented,   and  J.A.  Payne  was  appointed  Successor  Co-Trustee,   said
resignation and appointment having taken effect on December 31, 1980; and

      WHEREAS, J.A. Payne resigned as Co-Trustee under said Indenture, as supplemented, and C.J. Heinzelmann was appointed Successor Co-Trustee, said resignation and appointment having taken effect on June 3, 1987; and

      WHEREAS, on July 14, 1996, The Chase Manhattan Bank (National Association) merged into Chemical Bank under the name The Chase Manhattan Bank as a corporation organized and existing under and by virtue of the laws of the State of New York and as such is now Successor Corporate Trustee under the Original Indenture, as supplemented; and

      WHEREAS, C.J. Heinzelmann resigned as Co-Trustee under said Indenture, as supplemented, and James P. Freeman was appointed Successor Co-Trustee; and

      WHEREAS, The Chase Manhattan Bank changed its name to JPMorgan Chase Bank; and

      WHEREAS, First Mortgage Bonds are presently outstanding under the Original Indenture, as heretofore supplemented, as follows:

      Series                                        Principal Amount
      ------                                        ----------------

      8% Series Due 2007.................................$25,000,000
      8-5/8% Series Due 2021.............................$20,000,000
      7-5/8% Series Due 2023.............................$94,000,000
and

      WHEREAS, the Original Indenture, as supplemented, fully describes and sets forth the property annexed thereby and said Original Indenture and the various indentures supplemental thereto are of record in the offices of the Recorders or Registers of deeds of each county where the Company owns property in which this Twenty-first Supplemental Indenture is to be recorded; and

      WHEREAS, Section 12.01 of the Original Indenture, as supplemented, provides, among other things, that any merger of the Company into any corporation shall be upon and subject to the following provisions and conditions:

      (1) any such merger shall be on such terms as not to impair the lien and security of the Indenture upon any part of the trust estate or any of the rights and powers of the Trustees or of the holders of the Bonds; and

      (2) upon such merger, the due and punctual payment of the principal and interest of all Bonds at the time outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Original Indenture, shall, by supplemental indenture and as a condition of any such merger, be expressly assumed by the successor corporation formed by or resulting from any such merger; and

      WHEREAS, Section 12.03 of the Original Indenture, as supplemented, provides, among other things, that every successor corporation resulting from a merger of the Company into another corporation, on the terms set forth in
Section 12.01 of the Original Indenture, as supplemented, shall upon executing, acknowledging and delivering to the Trustees, and causing to be recorded and filed, as required by Section 4.10 of the Original Indenture, as supplemented, an indenture supplemental to the Original Indenture, as provided in said Section 12.01, in form satisfactory to the Trustees, succeed to and be substituted for the Company with the same effect as if it had been named in the Original Indenture as the party of the first part; and

      WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 15, 2000, between IES and the Company, as amended on November 29, 2000 (the "Merger Agreement"), and simultaneously with the execution and delivery of this Twenty-first Supplemental Indenture, the Company was merged with and into IES, with IES being the surviving corporation under its name, changed thereby, of Interstate Power and Light Company (the "Merger"); and

      WHEREAS, neither the terms of the Merger Agreement nor the Merger in any respect impairs or will impair the lien or security of the Indenture upon any part of the trust estate or any of the rights or powers of the Trustees or of the holders of the Bonds; and

      WHEREAS,  IP&L  desires  to  enter  into a  supplemental  indenture  that complies  with  Section  12.01  of the  Original  Indenture,  as  supplemented, whereby IP&L, as the successor corporation resulting from the Merger, assumes, effective upon the consummation of the Merger, the due and punctual payment of the principal and interest of all Bonds at the time outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Original Indenture, as supplemented, and whereby IP&L, effective upon the consummation of the Merger, succeeds to and is substituted for the Company with the same effect as if it had been named in the Original Indenture as the party of the first part; and

      WHEREAS, the Original Indenture authorized indentures supplemental to the Original Indenture to be entered into for the purpose, among others, of conveying, transferring and assigning to the Trustees, and subjecting to the lien of the Original Indenture, additional properties thereafter acquired by the Company; and

      WHEREAS, IP&L, pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustees, as permitted by Section 12.01 of the Original Indenture, as supplemented, a Twenty-first Supplemental Indenture in the form hereof for the purpose herein provided; and

      WHEREAS, all conditions and requirements necessary to authorize the execution, delivery and recording of this Twenty-first Supplemental Indenture and to make it a valid, binding and legal instrument have been met, performed and fulfilled;

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustees and of the sum of One Dollar duly paid by the Trustees to IP&L at or before the time of the execution of this Twenty-first Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Original Indenture and all indentures supplemental thereto (hereinafter sometimes collectively called the "Indenture"), according to their tenor and effect, IP&L has executed and delivered this Twenty-first Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, mortgage, pledge, set over and confirm unto James P. Freeman and (to the extent of its legal capacity to hold the same for the purposes hereof) to JPMorgan Chase Bank, as Trustees, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, tangible or intangible, including, but not limited to, franchises (other than excepted property as defined in the Original Indenture), of every kind, character and description and wheresoever situated, owned by the Company as of immediately prior to the effectiveness of the Merger, and all additions, extensions, improvements, repairs and replacements to or about the plants or properties included in the trust estate immediately prior to the effectiveness of the Merger, appurtenant to the trust estate as so constituted (as distinguished from the additions, extensions, improvements, repairs and replacements to or about the plants or properties appurtenant to the plants or properties of IP&L and additional plants or properties thereafter acquired by IP&L upon which the Indenture need not constitute a lien); and all indebtedness and stock of the Subsidiaries, if any, owned immediately prior to the effectiveness of the Merger or thereafter acquired by IP&L which by the provisions of the Indenture are required to be subject to the lien thereof, including (without in any way limiting, by the specific reference to the same, the scope and intent of the foregoing or of any general description contained in the Original Indenture, as supplemented) any and all property, real, personal and mixed, tangible or intangible, including but not limited to, franchises (other than excepted property as defined in the Original Indenture) of every kind, character and description and wheresoever located acquired by the Company after May 15, 1993, the effective date of the Twentieth Supplemental Indenture, to the time immediately prior to the effectiveness of the Merger, and all additions, extensions, improvements, repairs and replacements thereto or thereof.

      TO HAVE AND TO HOLD all such properties, real, personal and mixed, tangible or intangible, of every kind, character and description of the Company and IP&L granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, mortgaged, pledged, set over or confirmed by IP&L as aforesaid, or intended so to be, unto the Trustees and their successors and assigns forever.

      SUBJECT, HOWEVER, to the exceptions, reservations, and matters hereinbefore and in the Original Indenture and all indentures supplemental thereto excepted and reserved in any manner whatsoever, including that no merger of the Company into another corporation shall or is intended to subject to the lien of the Indenture any or all of the property or franchises of the successor corporation formed upon such merger other than as provided in the Indenture, and subject to existing leases, to existing liens upon rights-of-way for transmission or distribution line purposes, as in Article I of the Original Indenture defined, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way for railroads or gas, electric, water or telephone lines, or other purposes over, upon and across, and joint pole agreements with other utilities affecting any of the property hereinbefore described, and subject also to the reservation of coal and coal mining rights and timber rights wherever applicable, and all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described, and to undetermined liens and charges, if any, incidental to construction, and other existing permitted liens as defined in Article I of the Original Indenture, and subject also to such defects as IP&L may have power by appropriate legal proceedings to cure, or which, in the opinion of counsel for IP&L, are not of a serious nature under the facts and circumstances of the case;

      IN  TRUST,  NEVERTHELESS,  upon the  terms  and  trusts  in the  Original
Indenture and the indentures supplemental thereto, including this Twenty-first Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 3.01 and
Section 4.02 of the Original Indenture.

      AND IP&L, FOR ITSELF AND ITS SUCCESSORS, DOES HEREBY COVENANT AND AGREE, to and with the Trustees and their successors in said trust, for the benefit of those who shall hold the Bonds and coupons, or any of them, issued and to be issued under the Indenture, as follows:

                               PART I
                               ------

                         ASSUMPTION BY IP&L
                         ------------------

      IP&L hereby assumes the due and punctual payment of the principal and the interest of all Bonds outstanding under the Indenture, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and IP&L succeeds to and is substituted for the Company with the same effect as if it had been named in the Original Indenture as the party of the first part.


                               PART II
                               -------

                       CONCERNING THE TRUSTEES
                       -----------------------

      The Trustees hereby accept the trusts hereby declared and provided, and agree to perform the same upon the terms and conditions in the Original Indenture, as supplemented by this Twenty-first Supplemental Indenture, and in this Twenty-first Supplemental Indenture set forth and upon the following terms and conditions:

      The Trustees, or either or them, shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-first Supplemental Indenture or the due execution hereof by IP&L or for or in respect of the recitals contained herein, all of which recitals are made by IP&L solely.

                              PART III
                              --------

                      MISCELLANEOUS PROVISIONS
                      ------------------------

      This Twenty-first Supplemental Indenture shall form a part of the Original Indenture as supplemented and all the terms and conditions herein contained shall be deemed to be part of the Original Indenture, as fully and with the same effect as if such terms and conditions had been set forth in the Original Indenture as originally executed. Except as supplemented and amended by the Supplemental Indentures numbered First through Twentieth and this Twenty-first Supplemental Indenture, the Mortgage shall remain and continue in full force and effect in accordance with the terms and conditions thereof. Terms not otherwise defined herein which are defined in the Mortgage as heretofore amended are used herein with their respective defined meanings.

      Subject  to the  provisions  of  Article  XII  and  Article  XIII  of the
Original Indenture as supplemented, whenever in this Twenty-first Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Twenty-first Supplemental Indenture contained by or on behalf of IP&L or the Trustees shall bind and inure to the benefit of the successors and assigns of such parties, whether so expressed or not.

      For all purposes hereof, all terms contained in this Twenty-first Supplemental Indenture shall, except as the context may otherwise require or as provided herein, have the meanings given to such terms in Article I of the Original Indenture. The terms "Corporate Trustee" and "Co-Trustee", as used in the Indenture, shall include the Successor Corporate Trustee and the Successor Co-Trustee, respectively.

      This Twenty-first Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, said Interstate Power and Light Company has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries and hereby acknowledges receipt of a full, true and complete copy of this Twenty-first Supplemental Indenture, and JPMorgan Chase Bank, one of the parties hereto of the second part, as Successor Corporate Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Assistant Secretaries, and James
P. Freeman, as Successor Co-Trustee, as aforesaid, one of the parties hereto of the second part, for all like purposes has hereunto set his hand and affixed his seal; all as of the 31st day of December, Two thousand one.

                               INTERSTATE POWER AND LIGHT COMPANY

                               By:
                                  ---------------------------------------------
                               Name: Kim K. Zuhlke
                               Title: Vice President - Engineering, Sales and Marketing
(CORPORATE SEAL)

ATTEST:


__________________________
Name: Edward M. Gleason
      Vice President - Treasurer
        and Corporate Secretary



Signed, sealed and delivered by
INTERSTATE POWER AND
LIGHT COMPANY in the presence of:


______________________________
Name: Lorraine L. Matthews




_______________________________
Name: Debra L. Mohr

                As Witnesses.

                               JPMORGAN CHASE BANK
                               As Successor Corporate Trustee as aforesaid

                               By:
                                  -------------------------------------------
                               Name:
                                    -----------------------------------------
                                    Title: Vice President

(CORPORATE SEAL)

ATTEST:

Name:
     ----------------------------
Title: [Assistant] Secretary



Signed, sealed and delivered by
JPMORGAN CHASE BANK
in the presence of:



Name:
     ----------------------------



Name:
     ----------------------------
                As Witnesses.


                                 -------------------------------------
                                          James P.  Freeman
Signed, sealed and delivered
by JAMES P. FREEMAN in the
presence of:



Name:
     ----------------------------



Name:
     ----------------------------
                As Witnesses.

STATE OF WISCONSIN   }
                     } SS.
COUNTY OF DANE       }

      On the 31st day of December, 2001, before me, a Notary Public in and for said County and State, personally appeared Kim K. Zuhlke, Vice President - Engineering, Sales & Marketing of Interstate Power and Light Company (f/k/a IES Utilities Inc.), one of the corporations described in and which executed the foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is Vice President - Engineering, Sales & Marketing of said corporation; that the seal affixed to the said instrument is the corporate seal of said corporation; and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and the said Kim K. Zuhlke acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                               ------------------------------------------------
                               Name: F. J. Buri, Notary Public

My Commission is permanent:

[NOTARIAL SEAL]


STATE OF WISCONSIN   }
                     } SS.
COUNTY OF DANE       }

      On the 31st day of December, 2001, before me, a Notary Public in and for said County and State, personally appeared Edward M. Gleason, Vice President
- Treasurer and Corporate Secretary of Interstate Power and Light Company (f/k/a IES Utilities Inc.), one of the corporations described in and which executed the foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is Vice President - Treasurer and Corporate Secretary of said corporation; that the seal affixed to the said instrument is the corporate seal of said corporation; and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and the said Edward M. Gleason acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                               ------------------------------------------------
                               Name: F. J. Buri, Notary Public

My Commission is permanent:

[NOTARIAL SEAL]

STATE OF NEW YORK    }
                     } SS.
COUNTY OF NEW YORK   }

      On the _________ day of _____________________,  2001, before me, a Notary
Public in and for said County and State, personally appeared __________________________________, _________________________________ of
JPMorgan Chase Bank, one of the corporations described in and which executed the foregoing instrument, to me personally known, who being by me duly sworn, did say that [s]he is an
                         -----------------------------------------
of said corporation; and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said Trust Officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                    -----------------------------------
                                    Name:                 Notary Public
                                         -----------------
My Commission Expires:

[NOTARIAL SEAL]



STATE OF NEW YORK    }
                     } SS.
COUNTY OF NEW YORK   }

      On the _________ day of _____________________,  2001, before me, a Notary
Public in and for said County and State, personally appeared __________________________________, _________________________________ of
JPMorgan Chase Bank, one of the corporations described in and which executed the foregoing instrument, to me personally known, who being by me duly sworn, did say that [s]he is an
                         -----------------------------------------
of said corporation; and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said Trust Officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                    -----------------------------------
                                    Name:                 Notary Public
                                         -----------------
My Commission Expires:

[NOTARIAL SEAL]

STATE OF NEW YORK    }
                     } SS.
COUNTY OF NEW YORK   }

      On the          day of                  ,  2001,  before  me,  a  Notary
            ----------      ------------------
Public in and for said County and State, personally appeared James P. Freeman, one of the Trustees mentioned in the foregoing instrument, personally known to me to be the person named in and who executed the foregoing instrument, and acknowledged to me that he, as such Trustee, executed and delivered the said instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.


                                    ------------------------------------
                                    Name:                , Notary Public
                                         ----------------
My Commission Expires:


[NOTARIAL SEAL]